Exhibit (a)(1)(F)

Letter to Clients

OFFER TO EXERCISE

WARRANTS TO PURCHASE COMMON STOCK

AYTU BIOSCIENCE, INC.
JANUARY 27, 2017

THE OFFER TO EXERCISE
(AND ASSOCIATED WITHDRAWAL RIGHTS)
WILL EXPIRE AT 11:59 P.M. (EASTERN TIME) ON THE EVENING OF FEBRUARY 27, 2017
UNLESS THE OFFER PERIOD IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Exercise dated January 27, 2017 (the “Offer to Exercise”) (which together with any amendments or supplements thereto constitutes the “Offer”), in connection with the Offer by Aytu BioScience, Inc. (the “Company”) to holders of (i) outstanding warrants to purchase 1,733,322 shares of the Company’s common stock issued to investors participating in the Company’s financing in May 2016, with an exercise price of $6.00 per share (the “May 2016 Warrants”), and (ii) outstanding warrants to purchase 6,020,245 shares of the Company’s common stock issued to investors participating in the Company’s financing in October 2016, with an exercise price of $1.86 per share (the “October 2016 Warrants” and together with the May 2016 Warrants, the “Original Warrants”), of the opportunity to exercise the Original Warrants at a temporarily reduced exercise price of $0.75 per share of common stock, upon the terms and subject to the conditions described in the Offer to Exercise. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Exercise.

We are the holder of record of Original Warrants held for your account. As such, we are the only ones who can tender your Original Warrants in the Offer, and then only pursuant to your instructions.

Please instruct us as to whether you wish us to tender any or all of the Original Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may tender your Original Warrants in exchange for common stock at a reduced cash exercise price of $0.75 per share;
2.	The Offer and withdrawal rights will expire at 11:59 P.M. (Eastern Time) on the evening of February 27, 2017 or such later time and date to which the Offer is extended;
3.	The Offer is not conditioned on any minimum number of Original Warrants being tendered. However, the Offer is subject to certain other conditions. If certain events occur or fail to occur, the Company may not be obligated to accept the Original Warrants for the reduced cash exercise price pursuant to the Offer. See “Description of the Offer to Exercise — Section 6: Conditions of the Offer to Exercise” of the Offer to Exercise;
4.	Subject to the conditions of the Offer, the Company will accept all of the Original Warrants validly tendered and not validly withdrawn; and
5.	Holders of Original Warrants who are registered holders and who tender their Original Warrants directly to the Depositary Agent will not be obligated to pay any brokerage commissions or fees.

If you wish to have us tender any or all of your Original Warrants, please so instruct us by completing, executing, detaching and returning the attached Instruction Form. If you authorize us to tender your Original Warrants, we will tender all your Original Warrants unless you specify a lesser number on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 11:59 P.M. (Eastern Time) on the evening of February 27, 2017, or such later time and date to which the Offer is extended.

ORIGINAL MAY 2016 WARRANTS AND/OR OCTOBER 2016 WARRANTS, AS THE CASE MAY BE, THAT ARE NOT TENDERED DURING THE OFFER PERIOD WILL THEREAFTER RETAIN THEIR CURRENT TERMS, INCLUDING THE CURRENT EXERCISE PRICE OF $6.00 AND $1.86 PER SHARE, RESPECTIVELY.

Investing in the Company’s securities involves a high degree of risk. See the section entitled “Risk Factors” in the enclosed Offer to Exercise for a discussion of information that you should consider before tendering Original Warrants in this Offer.

The Offer is being made solely pursuant to the Offer to Exercise and is being made to all beneficial owners of the Original Warrants. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Original Warrants residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of that jurisdiction.

None of the Company, the Company’s board of directors, the Company’s officers, the Warrant Solicitation Agents or the Depositary Agent is making any recommendation to you as to whether to tender or refrain from tendering your Original Warrants pursuant to the Offer. You must make your own decision as to whether to tender your Original Warrants and, if so, how many Original Warrants to tender. In doing so, you should read carefully the information set forth or incorporated by reference in the Offer to Exercise, including the purposes and effects of the Offer. See “Description of the Offer to Exercise — Section 2: Purposes of the Offer to Exercise and Use of Proceeds; Plans or Proposals” of the Offer to Exercise. You should discuss whether to tender your Warrants with your legal, tax, accounting and financial advisors, including your broker.

If you tender Original Warrants, the tendered Original Warrants may be withdrawn before the Expiration Date and retained on their original terms by following the instructions in “Description of the Offer to Exercise — Section 10: Withdrawal Rights.” Under no circumstances will interest be paid on the exercise price of the Original Warrants in the Offer, regardless of any extension of, or amendment to, the Offer or any delay in issuing common stock upon the exercise of the Original Warrants.

INSTRUCTION FORM WITH RESPECT TO

OFFER TO EXERCISE

WARRANTS TO PURCHASE COMMON STOCK

AYTU BIOSCIENCES, INC.

The undersigned acknowledge(s) receipt of your letter and the Offer to Exercise dated January 27, 2017 (the “Offer to Exercise”) (which together with any amendments or supplements thereto constitutes the “Offer”) in connection with the Offer by Aytu BioSciences, Inc. (the “Company”) to holders of (i) outstanding warrants to purchase 1,733,322 shares of the Company’s common stock issued to investors participating in the Company’s financing in May 2016, with an exercise price of $6.00 per share (the “May 2016 Warrants”), and (ii) outstanding warrants to purchase 6,020,625 shares of the Company’s common stock issued to investors participating in the Company’s financing in October 2016, with an exercise price of $1.86 per share (the “October 2016 Warrants” and together with the May 2016 Warrants, the “Original Warrants”), of the opportunity to exercise the Original Warrants at a temporarily reduced exercise price of $0.75 per share of common stock, upon the terms and subject to the conditions described in the Offer to Exercise

The undersigned hereby instruct(s) you to tender to the number of Original Warrants indicated below or, if no number is indicated below, all Original Warrants which are beneficially owned by the undersigned and registered in your name for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF MAY 2016 WARRANTS TO BE TENDERED HEREBY:

_______________________________(1)

NUMBER OF OCTOBER 2016 WARRANTS TO BE TENDERED HEREBY:

_______________________________(1)

(1)	Unless otherwise indicated, it will be assumed that all Warrants held by us for your account are to be tendered.

The undersigned understands and acknowledges that:

1. If the undersigned elects to participate in the Offer to Exercise and the conditions to the Offer to Exercise are satisfied prior to the Expiration Date, then immediately following the Expiration Date the undersigned will automatically exercise the undersigned’s Original Warrants at the temporarily reduced exercise price of $0.75 per share. The aggregate number of shares to be purchased is equal to the number of May 2016 Warrants added to the total number of October 2016 Warrants you exercise, and the aggregate purchase price is such number of shares multiplied by $0.75 per share.

2. The Company has advised the undersigned to consult with the undersigned’s own legal, tax, accounting and financial advisors as to the consequences of participating or not participating in the Offer to Exercise.

3. The undersigned acknowledges that all questions as to the number of Original Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for exercise of any tender of Original Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgments of any courts. The Company reserves the absolute right to reject any or all tenders of Original Warrants it determines not to be in proper form or to reject those Original Warrants, the acceptance of which or payment for which may, in the opinion of the Company’s counsel, be unlawful, subject to the judgments of any court. The Company also reserves the absolute right to waive any of the conditions of the Offer to Exercise and any defect or irregularity in the tender of any particular Original Warrants, and the Company’s interpretation of the terms of the Offer to Exercise (including these instructions) will be final and binding on all parties, subject to the judgments of any court. No tender of Original Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders and none of them will incur any liability for failure to give any such notice.

SIGNATURE:

Printed
Name:

Date: